Exhibit 99.4

British Columbia Securities Commission

Alberta Securities Commission

Toronto Stock Exchange

Ontario Securities Commission

Dear Sirs/Mesdames

Re: Consent of Qualified Person

I, Christopher L. Easton, consent to the public filing of the technical report titled, “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, Nye County, Nevada,” dated November 1, 2018 ( the “Technical Report”) by Corvus Gold Inc. (the “Issuer”).

I also consent to any extracts from or a summary of the Technical Report in the November 1, 2018 news release of the Issuer.

I certify that I have read the November 1, 2018 news release filed by the Issuer and that it fairly and accurately represents the information in the Technical Report for which I am responsible.

Dated this 1st day of November 2018.

signed/sealed) Christopher L. Easton

Christopher L. Easton MMSA-QP